Exhibit 99.1

Press Release – For Immediate Release

April 18, 2008

Penns Woods Bancorp, Inc. Reports First Quarter 2008 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported that net income from core operations (“operating earnings”), which excludes net securities gains, increased to $2,106,000 for the three months ended March 31, 2008 compared to $2,066,000 for the same period of 2007.  Operating earnings per share for the three months ended March 31, 2008 increased to $0.54 basic and dilutive as compared to $0.53 basic and dilutive for the three months ended March 31, 2007.  Continued strong credit quality, solid noninterest income of 17.2% of core revenue (interest income and noninterest income excluding net securities gains), a reduction in tax expense due to a shift in the investment portfolio to tax-exempt bonds, and additional bank-owned life insurance revenue positively impacted operating earnings for the three months ended March 31, 2008.

Net income, as reported under U.S. generally accepted accounting principles, for the three months ended March 31, 2008 was $2,131,000 as compared to $2,281,000 for the same period of 2007.  Comparable results were impacted by a decrease in after-tax net securities gains of $190,000 (from $215,000 to $25,000) from 2007 to 2008 for the three month period being compared.  Basic and dilutive earnings per share for the three months ended March 31, 2008 were $0.55 compared to $0.59 for the three months ended March 31, 2007.  Return on average assets and return on average equity were 1.36% and 12.01% for the three months ended March 31, 2008 as compared to 1.56% and 12.13% for the corresponding period of 2007.

The net interest margin for the three months ended March 31, 2008 was 3.87% as compared to 3.95% for the corresponding period of 2007.  The minimal decrease in the net interest margin was due to the investment portfolio growth that occurred during the third quarter of 2007.   Despite this growth being accretive to earnings, return on average assets, and return of average equity, it lowered the net interest margin due to the spread between the yield on assets purchased and the associated funding cost being less than historical levels.  Countering the lower margin investment portfolio growth was a decrease of 150 bp in the cost of short-term borrowings and a decrease of 14 bp in the rate paid on time deposits for the three months ended March 31, 2008 as compared to the same period of 2007.  The decrease in cost of time deposits and short-term borrowings was prompted by the Federal Open Market Committee rate decreases during 2007 and into 2008 and our strategic decision to shorten the life of the time deposit portfolio which has and will be causing an increased repricing frequency for the majority of the time deposit portfolio.

“The turbulence in the financial sector felt during the fourth quarter of 2007 has extended into the first quarter of 2008, as financial stocks continue to be battered due to the uncertain economic outlook and additional financial sector asset write downs related to the sub prime loan situation.  As we have noted in previous communications, we have not participated in subprime lending or the purchase of investment securities with subprime loans as underlying collateral.  We continue to maintain sound loan and bond portfolios while, as is our culture, stressing quality over growth and yield,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.  “Our commitment to sound lending practices and credit standards has produced a nonperforming loans to total loans ratio of 0.40%, and annualized net loan charge-offs to average loans of only 0.04% for the three month period ended March 31, 2008.  In addition, the allowance for loan losses to loans remains sound at 1.16%,” added Mr. Walko.

Total assets increased $44,425,000 to $631,016,000 at March 31, 2008 compared to March 31, 2007.  Net loans remained stable at $353,455,000 over the time frame as the softening economy has led to fewer opportunities to portfolio loans that meet our credit quality standards. The growth in the investment portfolio of $23,709,000 from March 31, 2007 to March 31, 2008 was driven by a strategic initiative to increase net interest income by purchasing fixed rate instruments in anticipation of the decreasing rate environment continuing into 2008.  In addition, the characteristics of the instruments purchased complement the existing portfolio and serve as a means to reduce the level of prepayment risk in the portfolio.

Deposits have increased $11,276,000 to $396,125,000 at March 31, 2008 as compared to March 31, 2007 with core deposits increasing approximately $3,000,000.  Brokered time deposits over the same time frame were reduced by $8,816,000 to $6,120,000 as an influx of market area customer time deposits replaced this alternative source of funding.    “Deposit growth has been driven by the excellent customer service provided by our employees, which has led to referrals in the business communities that we serve.  Our tradition of providing straight forward, easy to understand, no strings attached deposit products is allowing our deposit base to grow,” commented Mr. Walko.

Shareholders’ equity decreased $5,028,000 to $69,154,000 at March 31, 2008 as accumulated comprehensive income decreased $5,648,000, and $748,000 in treasury stock was strategically purchased as part of the previously announced stock buyback plan, while net income outpaced dividends paid.  The decrease in accumulated comprehensive income is a result of a decline in the market value of certain securities held in the investment portfolio at March 31, 2008 compared to March 31, 2007, and the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan.  The current level of shareholders’ equity equates to a book value per share of $17.86 at March 31, 2008 compared to $19.06 at March 31, 2007 and an equity to asset ratio of 10.96% at March 31, 2008.  Book value per share, excluding accumulated comprehensive income, was $19.08 at March 31, 2008 compared to $18.83 at March 31, 2007.  During the three months ended March 31, 2008 cash dividends of $0.46 per share were paid to shareholders compared to $0.44 for the three months ended March 31, 2007.

“We remain committed to providing a healthy dividend yield in excess of four percent and conducting stock repurchases on the open market.  The current dividend yield in excess of 5.5%, coupled with the purchase of 22,797 shares on the open market since March 31, 2007 illustrates our commitment to building shareholder value.  The strength of our core earnings has allowed us to continue and maintain these programs,” commented Mr. Walko.  The range of closing prices for Penns Woods Bancorp, Inc. stock was between $29.66 and $33.47 during the three months ended March 31, 2008.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2008	2007	% Change

ASSETS
Noninterest-bearing balances	$16,440	$13,237	24.2%
Interest-bearing deposits in other financial institutions	12	18	-33.3%
Total cash and cash equivalents	16,452	13,255	24.1%

Investment securities, available for sale, at fair value	207,777	184,063	12.9%
Investment securities held to maturity (fair value of $281 and $287)	279	284	-1.8%
Loans held for sale	3,254	2,996	8.6%
Loans	357,609	357,574	0.0%
Less: Allowance for loan losses	4,154	4,201	-1.1%
Loans, net	353,455	353,373	0.0%
Premises and equipment, net	7,381	6,742	9.5%
Accrued interest receivable	3,122	2,832	10.2%
Bank-owned life insurance	13,209	11,786	12.1%
Investment in limited partnerships	5,261	4,808	9.4%
Goodwill	3,032	3,032	0.0%
Other assets	17,794	3,420	420.3%
TOTAL ASSETS	$631,016	$586,591	7.6%

LIABILITIES
Interest-bearing deposits	$324,463	$313,921	3.4%
Noninterest-bearing deposits	71,662	70,928	1.0%
Total deposits	396,125	384,849	2.9%

Short-term borrowings	61,766	41,173	50.0%
Long-term borrowings, Federal Home Loan Bank (FHLB)	96,778	81,378	18.9%
Accrued interest payable	1,626	1,372	18.5%
Other liabilities	5,567	3,637	53.1%
TOTAL LIABILITIES	561,862	512,409	9.7%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,007,652 and 4,004,516 shares issued	33,397	33,371	0.1%
Additional paid-in capital	17,904	17,832	0.4%
Retained earnings	27,620	26,350	4.8%
Accumulated other comprehensive income (loss):
Net unrealized (loss) gain on available for sale securities	(3,366)	1,486	-326.5%
Defined benefit plan	(1,375)	(579)	137.5%
Less: Treasury stock at cost, 135,599 and 112,802 shares	(5,026)	(4,278)	17.5%
TOTAL SHAREHOLDERS' EQUITY	69,154	74,182	-6.8%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$631,016	$586,591	7.6%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Data)	2008	2007	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,380	$6,423	-0.7%
Investment Securities:
Taxable	1,190	823	44.6%
Tax-exempt	1,226	1,111	10.4%
Dividend and other interest income	252	322	-21.7%
TOTAL INTEREST AND DIVIDEND INCOME	9,048	8,679	4.3%

INTEREST EXPENSE:
Deposits	2,541	2,512	1.2%
Short-term borrowings	429	505	-15.0%
Long-term borrowings, FHLB	1,197	922	29.8%
TOTAL INTEREST EXPENSE	4,167	3,939	5.8%

NET INTEREST INCOME	4,881	4,740	3.0%

PROVISION FOR LOAN LOSSES	60	40	50.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,821	4,700	2.6%

NON-INTEREST INCOME:
Deposit service charges	570	541	5.4%
Securities gains, net	38	326	-88.3%
Bank-owned life insurance	155	115	34.8%
Gain on sale of loans	152	138	10.1%
Insurance commissions	580	438	32.4%
Other	419	416	0.7%
TOTAL NON-INTEREST INCOME	1,914	1,974	-3.0%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,451	2,281	7.5%
Occupancy, net	338	331	2.1%
Furniture and equipment	285	286	-0.3%
Pennsylvania shares tax	105	161	-34.8%
Other	1,266	1,069	18.4%
TOTAL NON-INTEREST EXPENSE	4,445	4,128	7.7%

INCOME BEFORE INCOME TAX PROVISION	2,290	2,546	-10.1%
INCOME TAX PROVISION	159	265	-40.0%
NET INCOME	$2,131	$2,281	-6.6%

EARNINGS PER SHARE - BASIC	$0.55	$0.59	-6.8%
EARNINGS PER SHARE - DILUTED	$0.55	$0.59	-6.8%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,874,741	3,897,480	-0.6%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,874,931	3,897,818	-0.6%
DIVIDENDS PER SHARE	$0.46	$0.44	4.5%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	March 31, 2008			March 31, 2007
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,013	$126	6.32%	$8,266	$127	6.23%
All other loans	354,715	6,297	7.14%	352,599	6,339	7.29%
Total loans	362,728	6,423	7.12%	360,865	6,466	7.27%

Taxable securities	100,730	1,442	5.73%	82,572	1,144	5.54%
Tax-exempt securities	114,590	1,857	6.48%	102,786	1,683	6.55%
Total securities	215,320	3,299	6.13%	185,358	2,827	6.10%

Interest bearing deposits	38	—	0.00%	21	1	19.31%

Total interest-earning assets	578,086	9,722	6.75%	546,244	9,294	6.87%

Other assets	48,692			39,842

TOTAL ASSETS	$626,778			$586,086

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$58,561	109	0.75%	$58,997	105	0.72%
Super Now deposits	46,367	155	1.34%	44,847	149	1.35%
Money Market deposits	23,324	127	2.18%	23,562	125	2.15%
Time deposits	190,927	2,150	4.52%	185,761	2,133	4.66%
Total Deposits	319,179	2,541	3.20%	313,167	2,512	3.25%

Short-term borrowings	51,113	429	3.34%	42,283	505	4.84%
Long-term borrowings	105,534	1,197	4.49%	80,722	922	4.63%
Total borrowings	156,647	1,626	4.11%	123,005	1,427	4.70%

Total interest-bearing liabilities	475,826	4,167	3.50%	436,172	3,939	3.66%

Demand deposits	70,243			68,222
Other liabilities	9,726			6,459
Shareholders’ equity	70,983			75,233

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$626,778			$586,086
Interest rate spread			3.25%			3.21%
Net interest income/margin		$5,555	3.87%		$5,355	3.95%

	For the Three Months Ended
	March 31,
	2008	2007
Total interest income	$9,048	$8,679
Total interest expense	4,167	3,939
Net interest income	4,881	4,740
Tax equivalent adjustment	674	615
Net interest income (fully taxable equivalent)	$5,555	$5,355

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Operating Data

Net income	$2,131	$1,939	$2,322	$2,335	$2,281
Net interest income	4,881	5,103	4,865	4,794	4,740
Provision for loan losses	60	90	10	10	40
Net security gains (losses)	38	(673)	—	293	326
Non-interest income, ex. net security gains (losses)	1,876	1,985	2,006	1,893	1,648
Non-interest expense	4,445	4,418	4,430	4,340	4,128

Performance Statistics

Net interest margin	3.87%	3.93%	3.98%	3.95%	3.95%
Annualized return on average assets	1.36%	1.25%	1.57%	1.58%	1.56%
Annualized return on average equity	12.01%	10.68%	13.21%	12.57%	12.13%
Annualized net loan charge-offs to avg loans	0.04%	0.06%	0.09%	0.05%	0.03%
Net charge-offs	36	52	80	49	24
Efficiency ratio	65.8	62.3	64.5	64.9	64.6

Per Share Data

Basic earnings per share	$0.55	$0.50	$0.60	$0.60	$0.59
Diluted earnings per share	0.55	0.50	0.60	0.60	0.59
Dividend declared per share	0.46	0.46	0.45	0.44	0.44
Book value	17.86	18.21	18.46	17.93	19.06
Common stock price:
High	33.47	32.50	35.00	35.00	37.75
Low	29.66	30.33	30.80	33.86	35.00
Close	33.15	32.50	31.99	34.24	35.50
Weighted average common shares:
Basic	3,875	3,878	3,881	3,889	3,897
Fully Diluted	3,875	3,878	3,882	3,889	3,898
End-of-period common shares:
Issued	4,008	4,007	4,006	4,005	4,005
Treasury	136	131	129	118	113

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Financial Condition Data:
General
Total assets	$631,016	$628,138	$613,329	$586,572	$586,591
Loans, net	353,455	356,348	353,623	352,013	353,373
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	396,125	389,022	404,854	405,903	384,849
Noninterest-bearing	71,662	74,671	72,990	70,000	70,928

Savings	59,985	56,757	59,883	59,798	60,496
NOW	50,193	50,883	47,129	48,555	48,427
Money Market	25,110	21,029	22,295	23,422	24,124
Time Deposits	189,175	185,682	202,557	204,128	180,874
Total interest-bearing deposits	324,463	314,351	331,864	335,903	313,921

Core deposits*	206,950	203,340	202,297	201,775	203,975
Shareholders’ equity	69,154	70,559	71,552	69,720	74,182

Asset Quality

Non-performing assets	$1,427	$1,320	$1,013	$1,098	$1,019
Non-performing assets to total assets	0.23%	0.21%	0.17%	0.19%	0.17%
Allowance for loan losses	4,154	4,130	4,092	4,162	4,201
Allowance for loan losses to total loans	1.16%	1.15%	1.14%	1.17%	1.17%
Allowance for loan losses to
non-performing loans	291.10%	312.88%	403.95%	379.05%	412.27%
Non-performing loans to total loans	0.40%	0.37%	0.28%	0.31%	0.28%

Capitalization

Shareholders’ equity to total assets	10.96%	11.23%	11.67%	11.89%	12.65%

*Core deposits are defined as total deposits less time deposits